UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018 (October 25, 2018)

GRAF INDUSTRIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

118 Vintage Park Blvd., Suite W-222 Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 515-3517

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Over-Allotment Closing

As previously reported on a Current Report on Form 8-K of Graf Industrial Corp. (the “Company”), on October 18, 2018, the Company consummated its initial public offering (“IPO”) of 22,500,000 units (“Units”), each Unit consisting of one share of common stock, $0.0001 par value per share (“Common Stock”), and one warrant of the Company (“Warrant”), with each Warrant entitling the holder thereof to purchase one-half of one share of Common Stock for $11.50 per share, provided that if the Company has not consummated its initial business combination within 15 months of the closing of the IPO, each whole Warrant will entitle the holder thereof to purchase three-quarters of one share of Common Stock for $11.50 per share, subject to adjustment in either case. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $225,000,000. The underwriters of the IPO were granted an option to purchase up to an additional 3,375,000 Units to cover over-allotments, if any (“Over-Allotment Units”). On October 25, 2018, the underwriters exercised the option in part and purchased 1,876,512 Over-Allotment Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $18,765,120.

As previously reported on a Current Report on Form 8-K of the Company, on October 18, 2018, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 13,400,000 warrants (the “Placement Warrants”) to Graf Acquisition LLC (the “Sponsor”), generating gross proceeds of $6,700,000. On October 25, 2018, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 750,605 Placement Warrants to the Sponsor, generating gross proceeds of approximately $375,302.

In addition, the 6,468,750 shares of Common Stock of the Company (the “Founder Shares”) held by the Company’s initial stockholders (prior to the exercise of the over-allotment) included an aggregate of up to 843,750 Founder Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full, so that the initial stockholders would collectively own 20.0% of the issued and outstanding shares of Common Stock of the Company. Since the underwriters exercised the over-allotment option in part and purchased 1,876,512 of the total possible 3,375,000 Over-Allotment Units, the Sponsor forfeited 374,622 Founder Shares on October 25, 2018 resulting in the Sponsor and the Company's independent directors holding an aggregate of 6,094,128 shares of Common Stock. The Founder Shares forfeited by the Sponsor were cancelled by the Company.

A total of $243,765,120 of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Units) and the private placements on October 18, 2018 and October 25, 2018 were placed in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of October 18, 2018 reflecting receipt of the net proceeds from the IPO and the Private Placement on October 18, 2018, but not the proceeds from the sale of the Over-Allotment Units nor the private placement on October 25, 2018, had been prepared by the Company and previously filed on a Current Report on Form 8-K on October 24, 2018. The Company’s unaudited pro forma balance sheet as of October 25, 2018, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the private placement on the same day is included as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the Press Release issued by the Company announcing the consummation of the sale of the Over-Allotment Units is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro Forma Balance Sheet

99.2	Press Release, dated October 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graf Industrial Corp.

Date: October 31, 2018	By:	/s/ James A. Graf
	Name:	James A. Graf
	Title:	Chief Executive Officer